EXHIBIT 3.1

                                 AMENDED BYLAWS

                                       OF

                             HAWAIIAN AIRLINES, INC.
                             (AS OF AUGUST 28, 1998)

                                    ARTICLE I
                                OFFICES AND SEAL


         SECTION 1.01. PRINCIPAL OFFICE. The principal office of Hawaiian Airlines, Inc. (the "Corporation") shall be at 3375 Koapaka Street, Suite G-350, Honolulu, Island of Oahu, State of Hawaii.

         SECTION 1.02. OTHER OFFICES. In addition to its principal office at Honolulu, Hawaii, the Corporation may also have an office or offices in such other place or places, either within or without the State of Hawaii, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business of the corporation may require.

         SECTION 1.03. CORPORATE SEAL. The Corporation shall have a corporate seal in such form as shall be determined by the Board.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS


         SECTION 2.01. ANNUAL MEETING. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect the directors to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified and, subject to any requirements of law or of the Articles of Incorporation or of these Bylaws with respect to notice, may transact any other business which may be brought before the meeting and take any other corporate action.

         SECTION 2.02. SPECIAL MEETING. Special meetings of the stockholders shall be called by the Corporate Secretary upon written request of the holders of not less than one-tenth (1/10) of the then issued and outstanding common stock of the Corporation entitled to vote at such meeting filed with the Corporate Secretary of the Corporation, or upon the resolution of the Board. A request by a stockholder or stockholders for a special meeting must contain a brief description of the business to be brought before the special meeting, the reasons for conducting such business at such meeting and any material interest in such business of the person making the request. At any special meeting, such business shall be brought before the stockholders and may be transacted as shall have been specified in the notice of such meeting, but any other business may be
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transacted subject to any requirements of law or of the Articles of
Incorporation or of these Bylaws with respect to notice.

         SECTION 2.03. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Hawaii, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

         SECTION 2.04. NOTICE OF MEETINGS. Written notice specifying the time and place of the stockholders' meeting, whether annual or special and, if a special meeting, the nature of the business to be considered, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than seventy (70) days prior to the date set for such meeting, either by serving the same upon the stockholder personally or by mailing the same to the stockholder at the stockholder's last known address as shown on the records of the Corporation. If mailed, such notice is deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears in the stock transfer books of the Corporation, with postage thereon prepaid. Nonreceipt of such notice by any stockholder shall not invalidate any business done at any meeting, either annual or special, at which a quorum is present. Any stockholder may, prior to, at the meeting or subsequent thereto, waive notice of any meeting in writing signed by the stockholder or a duly authorized attorney-in-fact of the stockholder. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.05. QUORUM. The holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. Any decision of a majority of such quorum shall be valid and binding upon the Corporation, except as otherwise specifically provided by law, the Articles of Incorporation, or these Bylaws.

         SECTION 2.06. VOTING. The holders of Common Stock shall have all the voting rights provided under the Hawaii Business Corporation Act for voting common stock except as otherwise provided in the Articles of Incorporation. Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in the stockholder's name on the books of the Corporation. All proxies shall be in writing, and any telegraphic, photographic, photostatic or equivalent reproduction or telecopier copy shall constitute for all purposes a sufficient writing appointing a proxy.

         SECTION 2.07. CONDUCT OF MEETINGS OF STOCKHOLDERS BY PRESIDING OFFICER. Subject to applicable law, the Articles of Incorporation or these Bylaws, the officer of the Corporation who is the presiding officer at any meeting of the stockholders of the Corporation shall have the power (A) to determine the procedure to be following
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in presenting and voting upon all business that may be transacted at the meeting and (B) to adjourn a meeting, duly called and noticed, at which a quorum is present in person or by proxy if a matter to be considered and acted upon at the meeting requires the affirmative vote of more than a majority of shares represented at the meeting voting in person or by proxy and at the meeting as originally duly called and noticed (i) the number of shares voted in person or by proxy in favor of such matter is insufficient to approve it and (ii) the number of shares voted in person or by proxy against such matter is insufficient to disapprove it. Shares which are voted in person or by proxy as abstaining from voting on any such matter shall be deemed not to have voted on such matter for the purposes of this section. At any adjourned meeting which has been adjourned by the presiding officer as provided in this section, any business may be transacted which could have been transacted at the meeting as originally called if a quorum is present.

         SECTION 2.08. NO CUMULATIVE VOTING. Whenever the Corporation shall have a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, which are either listed on a national securities exchange or traded over-the-counter on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, no holders of shares of any class of capital stock of the Corporation shall be entitled to cumulate votes in the election of directors.

         SECTION 2.09. ACTION WITHOUT MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action permitted by any section of Chapter 415, Hawaii Revised Statutes, as the same now exists or may be amended from time to time, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if the meeting were held, consent in writing to the corporate action being taken.

         SECTION 2.10. STOCKHOLDER PROPOSALS. At any annual meeting of stockholders, only such business shall be conducted as shall have been specified in the notice of meeting (or supplement thereto) given, or otherwise properly brought, by or at the direction of the Board, or otherwise properly brought by a stockholder in accordance with this Section (such business brought by a stockholder is referred to herein as "stockholder business"). In addition to all other applicable requirements, all proposals of stockholder business must be made by written notice given by or on behalf of a stockholder of record (the "Notice of Business"). The Notice of Business must be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Corporate Secretary, not less than thirty (30) nor more than sixty (60) days prior to the annual meeting; provided however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Notice of Business must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Notice of Business shall set forth (i) the name and record address of the stockholder proposing such stockholder business, (ii) the class and number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the
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record date for the meeting and as of the date of such Notice of Business, (iii)
a brief description of the stockholder business desired to be brought before the annual meeting and the reasons for conducting such stockholder business at the annual meeting, (iv) any material interest of the stockholder in such stockholder business, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything in these Bylaws to the contrary, no stockholder business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if so determined, shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III
                               BOARD OF DIRECTORS


         SECTION 3.01. GENERAL POWERS. Subject to instructions by the stockholders and to any limitations provided by law or set forth in the Articles of Incorporation or in these Bylaws, the Board shall have full power to control and direct the business and affairs of the Corporation and to exercise all the powers and perform all the acts which the Corporation may legally exercise and perform. The Board may appoint committees as deemed appropriate in carrying out its purposes.

         SECTION 3.02. NUMBER AND QUALIFICATIONS. The number of directors shall be eleven (11). The qualifications of directors shall be as set forth in Clauses
(A) through (G) of this Section 3.02.

                  (A) At any time that there is a holder of record of one (1) or more shares of Series B Special Preferred Stock (the "Nominating Stockholder") and the Nominating Stockholder is the holder of record of at least 35% of the outstanding common equity interest of the stock of the Corporation, six (6) directors (the "Nominated Directors") shall have been identified to the Board by the Nominating Stockholder for nomination to the Board. If the Nominating Stockholder is the holder of record of at least 25% but less than 35% of the outstanding common equity interest of the stock of the Corporation, five (5) Nominated Directors shall have been identified to the Board by the Nominating Stockholder for nomination to the Board and one (1) director who is not
         (a) employed by the Corporation, (b) affiliated with the Nominating Stockholder, (c) affiliated with the Corporation's labor unions and (d) affiliated with AMR Corporation (the "Outside Director") shall have been nominated by the Board. If the Nominating Stockholder is the holder of record of at least 10% but less than 25% of the outstanding common equity interest of the stock of the Corporation,
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         four (4) Nominated Directors shall have been identified to the Board by the Nominating Stockholder for nomination to the Board and two (2) Outside Directors shall have been nominated by the Board. If the Nominating Stockholder is the holder of record of at least 5% but less than 10% of the outstanding common equity interest of the stock of the Corporation, three (3) Nominated Directors shall have been identified to the Board by the Nominating Stockholder for nomination to the Board and three (3) Outside Directors shall have been nominated by the Board. If the Nominating Stockholder is the holder of record of less than 5% of the outstanding common equity interest of the stock of the Corporation, no Nominated Directors shall have been identified to the Board by the Nominating Stockholder for nomination to the Board and six
         (6) Outside Directors shall have been nominated by the Board. The "outstanding common equity interest" shall mean outstanding Common Stock, any outstanding Class A Common Stock and Class A Common Stock to be issued upon exercise, conversion or exchange of outstanding warrants, stock options or convertible stock, or other securities exercisable, convertible or exchangeable into Class A Common Stock (without taking into effect of any anti-dilution provisions in such securities).

                  (B) At any time there is a holder of record of one (1) share of Series C Special Preferred Stock, one director shall have been identified to the Board by such holder for nomination to the Board (the "Series C Director").

                  (C) At any time there is a holder of record of one (1) share of Series D Special Preferred Stock, one director shall have been identified to the Board by such holder for nomination to the Board (the "Series D Director").

                  (D) At any time there is a holder of record of one (1) share of Series E Special Preferred Stock, one director shall have been identified to the Board by such holder for nomination to the Board (the "Series E Director" and together with the Series C Director and the Series D Director, the "Series Nominated Directors").

                  (E) At all times, one Outside Director shall have been nominated by the Board, such Outside Director to be in addition to any Outside Directors referred to above.

                  (F) At all times, one director who is a senior management official of the Corporation shall have been nominated by the Board.

                  (G) Directors need not be stockholders.

         Each of the directors of the Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided.
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         SECTION 3.03. ELECTION OF DIRECTORS. The directors shall be elected annually by the stockholders of the Corporation at the annual meeting of stockholders. In the case of failure to elect the directors at an annual meeting, the directors may be elected at a special meeting held thereafter or by written consent in accordance with Section 2.09 of these Bylaws.

         SECTION 3.04. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board, the Chairman of the Board, or to the Corporate Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.05. VACANCIES. Any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided, except that a director chosen by reason of an increase in the number of directors may serve a term of office continuing only until the next election of directors by stockholders.

         SECTION 3.06. PLACE OF MEETINGS, ETC. The Board may hold any of its meetings at such place or places within or without the State of Hawaii as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 3.07. FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

         SECTION 3.08. REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

         SECTION 3.09. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the President, the Chairman of the Board or a majority of the authorized number of directors of the Corporation. Special meetings of the Board shall be held whenever called by the Nominating Stockholder if necessary under the Articles
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of Incorporation or Section 3.12 of these Bylaws to fill the vacancy of a
Nominated Director. Special meetings of the Board shall be held whenever called by the holder of the Series C Special Preferred Stock if necessary under the Articles of Incorporation or Section 3.12 of these Bylaws to fill the vacancy of the Series C Director. Special meetings of the Board shall be held whenever called by the holder of the Series D Special Preferred Stock if necessary under the Articles of Incorporation or Section 3.12 of these Bylaws to fill the vacancy of the Series D Director. Special meetings of the Board shall be held whenever called by the holder of the Series E Special Preferred Stock if necessary under the Articles of Incorporation or Section 3.12 of these Bylaws to fill the vacancy of the Series E Director. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to each director at such director's residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to each director at such place by telecopier or be delivered personally not less than twenty-four (24) hours before the time at which the meeting is to be held; provided, however, that, in the event the Chairman of the Board, the President or any executive vice president of the Corporation determines in his or her reasonable judgment that the Board should take action or deliberate concerning an emergency situation on less than twenty-four (24) hours' notice, notice of the time and place of a special meeting to consider such situation shall be sent to the directors' residence or usual place of business by telecopier or delivered personally not less than three (3) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.10. QUORUM. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors of the Corporation, which, so long as there is a Nominating Stockholder, must include at least three (3) Nominated Directors, shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present, except as otherwise provided herein. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

         SECTION 3.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
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         SECTION 3.12. REMOVAL OF DIRECTORS AND FILLING OF VACANCIES. Any
director (including a Nominated Director and the Series Nominated Directors) may be removed at any time, to the extent permitted under the Hawaii Business Corporation Act, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting called for such purpose. The Board may fill vacancies caused by the removal, resignation or death of any director, provided that, so long as there is a Nominating Stockholder, the Board may fill a Nominated Director vacancy only with a person nominated to the Board by the Nominating Stockholder (which person will thereafter be deemed a Nominated Director); and, provided that, so long as there is a holder of Series C Special Preferred Stock, the Board may fill a Series C Director vacancy only with a person nominated to the Board by such holder; and, provided that, so long as there is a holder of Series D Special Preferred Stock, the Board may fill a Series D Director vacancy only with a person nominated to the Board by such holder; and, provided that, so long as there is a holder of Series E Special Preferred Stock, the Board may fill a Series E Director vacancy only with a person nominated to the Board by such holder. If a vacancy is not filled as provided in the preceding sentence within 30 days, such vacancy may be filled by the affirmative vote of the holders of a majority of the Series B Special Preferred Stock given at a special meeting of the holders of Series B Special Preferred Stock called for such purpose in the case of a vacancy of a Nominated Director, the holders of a majority of the Series C Special Preferred Stock given at a special meeting of the holders of Series C Special Preferred Stock called for such purpose in the case of a vacancy of a Series C Director, the holders of a majority of the Series D Special Preferred Stock given at a special meeting of the holders of Series D Special Preferred Stock called for such purpose in the case of a vacancy of a Series D Director, and the holders of a majority of the Series E Special Preferred Stock given at a special meeting of the holders of Series E Special Preferred Stock called for such purpose in the case of a vacancy of a Series E Director.

         SECTION 3.13. COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him or her on account of his or her attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

         SECTION 3.14. COMMITTEES. There shall be such standing, special and ad hoc committees of the Board, consisting of such directors of the Corporation, as shall be designated from time to time by resolution adopted by a majority of the authorized number of directors of the Corporation. Each committee created by resolution of the Board shall have such duties, power and authority as may be delegated to such committee by the Board, except as may be limited by law or by the Corporation's Articles of Incorporation or Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.
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                                   ARTICLE IV
                                    OFFICERS


         SECTION 4.01. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Corporate Secretary. Not less than two (2) persons shall be such officers of the Corporation.

         SECTION 4.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be appointed annually by the Board at its first meeting after the annual or special meeting of the stockholders at which the Board is elected and shall hold office until the next annual meeting and thereafter until their successors shall be duly appointed and qualified or until their resignation or removal in the manner hereinafter provided. The number of Vice Presidents may be changed from time to time by the Board at any meetings thereof and, if increased at any time, the additional Vice President or Vice Presidents shall be appointed by the Board.

         SECTION 4.03. SUBORDINATE OFFICERS AND AGENTS. There may also be one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and other subordinate officers and agents who shall be appointed by the Board, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The authority to appoint or employ and to discharge or remove subordinate officers and agents and to fix their powers and duties may be delegated by resolution of the Board to the President or any officer or officers of the Corporation. The officer to whom the power to appoint subordinate officers or agents is delegated by the Board shall report to the Board the names and titles of all subordinate officers and agents appointed, employed, discharged or removed by such officer. Any officer of the Corporation may also be a subordinate officer, agent or employee.

         SECTION 4.04. REMOVALS. The Board may at any time remove from office or discharge from employment any officer, subordinate officer, agent, or employee appointed by the Board or by any person under authority delegated by the Board.

         SECTION 4.05. RESIGNATIONS. Any officer or assistant may resign at any time by giving written notice of such resignation to the Board or the Corporate Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Corporate Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.06. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office. In case of the temporary disability of any officer, the Board may appoint a temporary officer to serve during such disability.
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         SECTION 4.07. CHAIRMAN OF THE BOARD. The Chairman shall preside at all meetings of the stockholders and Board at which he or she is present, and shall perform such other duties and have such other powers as the Board may prescribe.

         SECTION 4.08. PRESIDENT. The President shall preside at all meetings of the Board and of the stockholders at which the Chairman is absent. Subject to the control of the Board, the President shall have general charge and care of the business and property of the Corporation, shall appoint and discharge employees and agents of the Corporation and determine their compensation, shall vote the stock of other companies which is owned by the corporation and shall do and perform such additional duties as shall be prescribed by the Board. The President shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the President elsewhere in these Bylaws. When authorized by the Board so to do, the President may delegate to one of the Vice Presidents the whole or any part of the general management and care of the business and property of the Corporation, including the employment and discharge of agents and employees.

         SECTION 4.09. VICE PRESIDENTS. It shall be the duty of the Vice Presidents to assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall have such powers and duties as shall be prescribed by the Board or the President or as may be given to them elsewhere in these Bylaws.

         SECTION 4.10. TREASURER. The Treasurer shall be the financial and accounting officer of the Corporation. The Treasurer shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the Treasurer elsewhere in these Bylaws or as may be assigned to the Treasurer from time to time. The Treasurer shall have custody of all moneys, valuable papers and documents of the Corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board and shall expend the funds of the Corporation as directed by the Board. The Treasurer shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the Corporation and shall, when and as required by the Board, render a statement of the financial condition of the Corporation. If required to do so by the Board, the Treasurer shall give a bond in such amount and such surety as may be prescribed by the Board for the faithful discharge of the Treasurer's duties. The Treasurer shall also do and perform such additional duties as shall be prescribed by the Board. In the absence or disability of the Treasurer, his or her duties shall be performed by the Corporate Secretary or by an Assistant Treasurer.

         SECTION 4.11. CORPORATE SECRETARY. The Corporate Secretary shall be ex officio secretary of the Board. The Corporate Secretary shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the Corporate Secretary elsewhere in these Bylaws or as may be assigned to the Corporate Secretary from time to time. The Corporate Secretary shall give or cause to be given all required notices of meetings of the stockholders and the Board, shall record the proceedings of meetings of the stockholders and the Board in a book or books to be
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kept for that purpose, shall register and transfer stock of the Corporation under such regulations as may be prescribed by the Board and required by law, and shall perform such other duties as may be assigned to the Corporate Secretary from time to time by the Board or by the President. The Corporate Secretary shall have custody of the seal of the Corporation. In the absence or disability of the Corporate Secretary, the Corporate Secretary's duties shall be performed by the Treasurer or by an Assistant Corporate Secretary.

         SECTION 4.12. SUBORDINATE OFFICERS. The powers and duties of the subordinate officers and agents of the Corporation shall be as prescribed by the Board or by any person under authority delegated by the Board. In the absence or disability of the Treasurer and Corporate Secretary, the Assistant Treasurer or the Assistant Corporate Secretary may register and transfer stock of the Corporation under such regulations as may be prescribed by the Board.

         SECTION 4.13. COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity (including being a director of the Corporation) and receiving proper compensation therefor. The authority to fix the salaries and compensation of subordinate officers and agents may be delegated by the Board to the President or any other officer or officers of the Corporation.

                                    ARTICLE V
                            EXECUTION OF INSTRUMENTS


         SECTION 5.01. INSTRUMENTS IN GENERAL. All contracts, deeds, leases, mortgages, agreements of sale, bills of lading, agreements and understandings to do or perform public or private work, and all bids, tenders or proposals to enter into any contracts, agreements or understandings with respect thereto, and all bid or contract bonds accompanying and guaranteeing the same or any of them, and all other instruments except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the Board and in the absence of any such general or special resolution applicable to any instrument, then such instrument shall be signed by the President or any Vice President and by the Treasurer or the Corporate Secretary.

         SECTION 5.02. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board, and in the absence of such resolution, then such instrument shall be signed by the President or any Vice President and by the Treasurer or the Corporate Secretary. Each such
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                                                                              12

officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         SECTION 5.03. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 5.04. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         SECTION 5.05. FACSIMILE SIGNATURES. The Board may provide for the execution of checks, stock certificates and other written instruments by the printed, lithographed or engraved facsimile signature or signatures.

         SECTION 5.06. SEAL. Any officer or subordinate officer of the Corporation and any other person authorized to do so by the Board, may affix the seal of the Corporation to any instrument and may attest the same.

                                   ARTICLE VI
                                  CAPITAL STOCK


         SECTION 6.01. CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe and as may be required by law, certifying the number and class of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary of the Corporation. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

         SECTION 6.02. TRANSFERS. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any purpose whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other claimant thereto. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so. Each transfer shall be recorded and the original record or duplicate thereof shall be kept at the principal office of the Corporation in Honolulu, Hawaii as set forth above.

         SECTION 6.03. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not consistent with these Bylaws, the Articles of Incorporation or applicable law concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 6.04. LOST STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct, provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         SECTION 6.05. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The books for the transfer of shares of the capital stock of the Corporation or any class thereof may be closed as the Board may from time to time determine for a period not exceeding seventy (70) days before any meeting of stockholders, or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the shares of the capital stock of the Corporation or of any class thereof are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of shares of the capital stock of the Corporation or of any class thereof the Board may fix in advance a date not exceeding seventy (70) days before any such meeting, any such payment date or any such date for the determination or exercise of rights, as a record date for the determination of the stockholders of the Corporation or of such class thereof entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend, or entitled to receive or exercise any such rights in the event that the books for the transfer of shares of the capital stock of the Corporation or of any class thereof are to be closed, the Corporate Secretary may be directed by the Boar to give notice of such closing to the holders of such shares.

         SECTION 6.06. FOREIGN STOCK RECORD. A transfer of shares of voting stock of the Corporation to a Foreigner shall not be valid, except between the parties to the transfer, until the transfer shall have been (1) recorded on the books of the Corporation as provided in Section 6.02. of Article VI of these Bylaws and (2) recorded on the Foreign Stock Record of the Corporation as provided in this Section 6.06. The Foreign Stock Record shall mean a record maintained by the Corporate Secretary of the Corporation which shall record the date of a transfer to a Foreigner, the parties to the transfer and the number and description of the shares of voting stock transferred to a Foreigner. At no time shall ownership or control of shares representing more than 25% of the Corporation's voting shares be registered on the Foreign Stock Record. If at any time the Corporation shall determine that voting shares are owned or controlled by Foreigners who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the Foreign Stock Record, based on the date of the Corporation's finding of ownership or control of such shares by a Foreigner. If at any time the Corporation shall determine that the number of voting shares registered on the Foreign Stock Record exceeds 25% of the total number of voting shares, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order so that the number of voting shares registered on the Foreign Stock Record does not exceed 25% of the total number of voting shares. At no time shall shares of voting stock known by the Corporation to be owned or controlled by Foreigners and not registered on the Foreign Stock Record be entitled to vote until so registered. All shares of voting stock known to the Corporation to be owned by Foreigners as of the date of the adoption of this Section 6.06 shall be registered on the Foreign Stock Record. The shares registered on the Foreign Stock Record pursuant to the preceding sentence have chronological priority over any subsequent request for the registration of additional shares of voting stock on the Foreign Stock Record. As used in this Section 6.06, "Foreigner" means any person who is not a Citizen of the United States as defined in Section 101(15) of the Transportation Act, and "voting stock" means collectively the Corporation's Common Stock and any future shares of stock of the Corporation entitled to vote on matters generally referred to the stockholders for a vote.

                                   ARTICLE VII
                         DIRECTOR CONFLICTS OF INTEREST


         SECTION 7.01. GENERALLY. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity of which one or more of its directors are directors or officers or in which one or more of its directors are financially interested, is either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because the vote or votes of such director or directors are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

         (b) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable to the Corporation.

         SECTION 7.02. QUORUM. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 7.03. NO LIABILITY. Neither any director nor officer of the Corporation, being so interested in any contract, transaction or act of the Corporation which is not void or voidable pursuant to this Article VII, nor any other corporation, firm, association or entity in which such director or officer is a director or officer or is financially interested, is liable or accountable to the Corporation, or to any stockholder thereof, for any loss incurred by the Corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                  ARTICLE VIII
                               GENERAL PROVISIONS


         SECTION 8.01. ADJOURNMENT. Whenever at any meeting provided for in these Bylaws less than a quorum shall be present or represented, such meeting may thereupon be adjourned without notice from time to time by a majority vote of those present or represented until a quorum shall be present or represented. Any meeting at which a quorum is present or represented may be adjourned in the same manner for such time as may be fixed by a majority vote at such meeting. Whenever a quorum is present at any adjourned meeting, any business may be transacted which could have been done at the meeting originally called.

         SECTION 8.02. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board.

         SECTION 8.03. WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         SECTION 8.04. AMENDMENTS. These Bylaws, or any of them, may be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board, subject to repeal or change by action of the stockholders; provided however, any amendment to Section 3.02 to change the number of directors or the qualifications of such directors, Section 3.09 to change the special meetings provisions, Section 3.12 to change the removal of directors and filling of vacancies, Section 7.04 to amend the Bylaws and any other provision of these Bylaws which would, by amendment, be inconsistent with the aforesaid Sections shall require the affirmative vote of a majority of the directors then in office, and, so long as there is a Nominating Stockholder, such majority must include at least one (1) Nominated Director, and, so long as there are holders of Series C Special Preferred Stock, Series D Special Preferred Stock and Series E Special Preferred Stock, such majority must include at least two (2) Series Nominated Directors.